Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-288208, 333-283353 and 333-273287 on Form S-3 and Registration Statement No. 333-274503 on Form S-8 of our report dated March 17, 2026, relating to the consolidated financial statements of Bitcoin Depot Inc. appearing in this Annual Report on Form 10-K of Bitcoin Depot Inc. for the year ended December 31, 2025.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

March 18, 2026